UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2018

DESTINATION MATERNITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21196	13-3045573
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

232 Strawbridge Drive

Moorestown, NJ 08057

(Address of principal executive offices)

Registrant’s telephone number, including area code: (856) 291-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Destination Maternity Corporation (the “Company”) entered into a commitment letter, dated as of September 26, 2018 (the “Commitment Letter”) with Bank of America, N.A. (“Bank of America”), pursuant to which, and subject to the terms and conditions set forth therein, Bank of America is committed to provide to the Company certain five-year asset-based senior secured facilities consisting of an asset-based revolving credit facility (“ABL”) with an aggregate commitment of $52 million and a “first-in/last-out” asset-based term loan facility (“FILO Term Loan”) with an aggregate principal amount of $24 million.

The interest rates are expected to be, at the Company’s option, adjusted LIBOR or base rate plus an applicable margin based on excess availability. Such applicable margins for the base rate loans expect to range between 0.50% and 1.00% per annum in the case of the ABL and between 2.25% and 2.75% per annum in the case of the FILO Term Loan. Such applicable margins for the LIBOR loans expect to range between 1.5% to 2.0% in the case of the ABL and between 3.25% to 3.75% in the case of the FILO Term Loan. The funding of the senior secured facilities under the Commitment Letter is contingent upon the satisfaction of customary conditions, including, but not limited to, the parties’ entering into definitive documentation, absence of material adverse events or conditions with respect to the Company and the receipt of payoff letters in respect of the Company’s existing credit agreements governing its outstanding indebtedness.

It is anticipated that the Company will use the net proceeds of the senior secured facilities to repay outstanding indebtedness under its existing credit agreements, pay a portion of the transaction fees and expenses in connection with entering into the senior secured facilities and to the extent any net proceeds remain, for ongoing working capital and other general corporate purposes of the Company and its subsidiaries.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, which is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)

Exhibit No.	Description

10.1	Commitment Letter, dated as of September 26, 2018 between Destination Maternity Corporation and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: September 28, 2018	DESTINATION MATERNITY CORPORATION

	By:	/s/ Marla A. Ryan
Marla A. Ryan
Chief Executive Officer